BT INVESTMENT FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  July 18, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

       RE:    BT INVESTMENT FUNDS (the "Trust")
          Intermediate Tax Free Fund
          Global High Yield Securities Fund
          Capital Appreciation Fund
          Small Cap Fund
          International Equity Fund
          Pacific Basin Fund
          Latin American Equity Fund (the "Funds")
              1933 Act File No. 33-7404
              1940 Act File No. 811-4760

Dear Sir or Madam:

         Pursuant to Rule 497(e) of the Securities Act of 1933, the definitive Statement of Additional Information of the Trust, with respect to the Funds, dated January 31, 1997 (Revised July 18, 1997), is hereby electronically transmitted. It has been electronically redlined to indicate changes from the Trust's currently effective Statement of Additional Information. This Statement of Additional Information is a reprint to update certain obsolete language.

                                                        Very truly yours,



                                                        /s/ Mark R. Thompson
                                                        Mark R. Thompson
                                                        Compliance Analyst



Enclosures